UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

The Mexico Equity and Income Fund, Inc.

(Exact name of registrant as specified in its charter)

Maryland	13-3576061
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

615 East Michigan Street, 2nd Floor, Milwaukee, WI	53202
(Address of principal executive offices)	(Zip Code)

Securities to be registered to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Preferred Stock, par value $0.001 per share	The New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates:
333-128040    (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1. Description of Registrant’s Securities to be Registered.

General

A description of the Registrant’s Preferred Stock, par value $0.001 per share, is set forth under the heading “Description of Our Capital Stock” in the Registrant’s Registration Statement on Form N-2 (Registration No. 333-128040) (the “Registration Statement”), filed with the Securities and Exchange Commission on October 31, 2005, as amended, which information is incorporated by reference herein. The description was amended in the final Prospectus which was filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, with the Securities and Exchange Commission on November 17, 2005, and which is incorporated by reference herein.

Item 2. Exhibits.

1.	Restatement of Articles of the Registrant (Incorporated by Reference from Exhibit 2(a)(1) of the Registrant’s Registration Statement on Form N-2/A, File No. 333-128040).

2.
Articles Supplementary of the Articles of Incorporation of the Registrant (Incorporated by Reference from Exhibit 2(a)(2) of the Registrant’s Registration Statement on Form N-2/A, File No. 333-128040).

3.	Amended and Restated Bylaws (Incorporated by reference to Exhibit 2(b) to Pre-Effective Amendment No. 2 to the Registrant’s Registration Statement on Form N-2, File No. 33-35089).

4.	Form of Subscription Certificate (Incorporated by Reference from Exhibit 2(d)(1) of the Registrant’s Registration Statement on Form N-2/A, File No. 333-128040).

5.	Specimen Common Stock Certificate (Incorporated by Reference from Exhibit 2(d)(3) of the Registrant’s Registration Statement on Form N-2/A, File No. 333-128040).

6.	Specimen Preferred Stock Certificate (Incorporated by Reference from Exhibit 2(d)(4) of the Registrant's Registration Statement on Form N-2/A, File No. 333-128040).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

The Mexico Equity and Income Fund, Inc.

Date: January 4, 2006	By:	/s/	Maria Eugenia Pichardo
		Name:	Maria Eugenia Pichardo
		Title:	President